SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) June 12, 1998
                                                          -------------

                       Boston Restaurant Associates, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   333-43999                  61-1162263
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                 File Number)           Identification Number)


                    999 Broadway, Suite 400, Saugus, MA    01906
--------------------------------------------------------------------------------
              (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code (781) 231-7575
                                                           -------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events.
        -------------

         In order to evidence compliance with the Nasdaq Stock Market, Inc.'s amended listing requirements for the Nasdaq SmallCap Market, Boston Restaurant Associates, Inc. (the "Company") is filing the attached preliminary, unaudited balance sheet of the Company for fiscal year ended April 26, 1998 (the "Balance Sheet"). While audit of the Company's financial statements for the year then ended is not yet complete, the Balance Sheet reflects substantially all of the normal year-end adjustments anticipated by the Company. The balance sheet indicates that the Company has a net tangible assets of $2,172,363. The increase in net tangible assets from the amount reported by the Company in its Form 10-Q for the quarter ended January 31, 1998 is primarily attributable to the sale of 2,006,277 shares of the Company's Common Stock at a price of $1.00 per share pursuant to a Rights Offering to existing shareholders which was completed in March 1998 and previously reported on a Form 8-K. There have been no significant events or transactions between the date of the Balance Sheet and the date of this filing which would require proforma adjustment to the Balance Sheet.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c) Exhibits.

         (99) Preliminary, unaudited balance sheet of the Company as of April 26, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BOSTON RESTAURANT ASSOCIATES, INC.


Date:  June 12, 1998                      By:  /s/ George R. Chapdelaine
                                               --------------------------------
                                               George R. Chapdelaine, President